UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2009, VeriChip Corporation (the “Company”) purchased a secured convertible promissory note for $500,000 (the “Note”) from Steel Vault Corporation, a Delaware corporation (“Steel Vault”). The Note accrues interest at twelve percent per year payable on the first anniversary of the Note and quarterly thereafter, can be prepaid in full at any time without penalty, and matures on June 4, 2011. The Note is payable on demand on or after June 4, 2010 after which Steel Vault will have ninety days to pay the principal and accrued and unpaid interest thereon. The unpaid principal and accrued and unpaid interest under the Note can be converted at any time into common stock of Steel Vault at a price of $0.30 per share. The Note is secured by substantially all of Steel Vault’s assets pursuant to a Security Agreement between Steel Vault and the Company and the security interest held by the Company on the assets is senior to any other security interest on the assets pursuant to a Subordination and Intercreditor Agreement between the Company and Blue Moon Energy Partners LLC, a Florida limited liability company (“Blue Moon”).

The financing transaction also includes a common stock purchase warrant given to the Company to purchase 333,334 common shares of Steel Vault at a price of $0.30 per share (the “VeriChip Warrant”). The VeriChip Warrant is currently exercisable and is void after June 4, 2014. The Note and VeriChip Warrant were issued pursuant to a Subscription Agreement, between the Company and Steel Vault, which provides that Steel Vault will file a registration statement for the public resale of the shares underlying the Note and VeriChip Warrant upon notice that the Company elects to convert all or part of the Note into common stock of Steel Vault.

The financing transaction also includes a guaranty of collection given by William J. Caragol for the benefit of the Company.

Scott R. Silverman, the Company’s executive chairman of the board, is the chairman of the board of Steel Vault, Mr. Caragol, the Company’s acting chief financial officer, is the chief executive officer, president and acting chief financial officer of Steel Vault, and Michael E. Krawitz, a director of the Company is also a director of Steel Vault. Blue Moon is an approximately 31% stockholder of Steel Vault. Mr. Silverman is a manager and controls a member of Blue Moon (R & R Consulting Partners, LLC), and Mr. Caragol is also a manager and member of Blue Moon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: June 5, 2009

/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

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